Exhibit 31.3

CERTIFICATIONS

I, Patrick Sinks, certify that:

1.	I have reviewed this this Amendment No. 1 on Form 10-K/A to the annual report on Form 10-K of MGIC Investment Corporation; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

 Date:  April 30, 2018

/s/ Patrick Sinks
Patrick Sinks
Chief Executive Officer
(Principal Executive Officer)